EXHIBIT 5.1

ATTORNEYS AT LAW 3579 Valley Centre Drive, Suite 300 San Diego, CA 92130 858.847.6700 TEL 858.792.6773 FAX www.foley.com CLIENT/MATTER NUMBER 115846-0114

July 12, 2019

Innovative industrial properties, inc.

11440 West Bernardo Court, Suite 220

San Diego, California 92127

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Additional Registration Statement”) to be filed by Innovative Industrial Properties, Inc., a Maryland corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) on or about July 12, 2019, in connection with the registration under the Securities Act of 1933, as amended, of the proposed issuance and sale, from time to time, by the Company having a maximum aggregate public offering price of up to $36,080,000 of its shares of Common Stock, par value $0.00001 per share (the “Shares”). The Additional Registration Statement relates to the registration statement on Form S-3 (Registration No. 333-225702) (the “Original Registration Statement” and, together with the Additional Registration Statement, the “Registration Statement”) declared effective by the Commission on July 3, 2018. The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained in the Registration Statement (the “Base Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.       The Second Articles of Amendment and Restatement of the Articles of Incorporation of the Company (the “Charter”);

2.       The Amended and Restated Bylaws of the Company, certified as of the date hereof by the Secretary of the Company;

3.       Resolutions adopted by the Board of Directors of the Company (the “Board”) or a duly authorized committee thereof relating to the registration, sale and issuance of the Offered Shares, certified as of the date hereof by the Secretary of the Company;

4.       A certificate of the State Department of Assessments and Taxation of Maryland as to the good standing of the Company, dated as of a recent date;

5.       A certificate executed by an officer of the Company, dated as of the date hereof; and

Boston Brussels CHICAGO Detroit	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Innovative Industrial Properties, Inc. July 12, 2019 Page 2

6.       Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.       Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so, and that each of the parties executing any of the Documents have duly and validly done so.

2.       Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.       All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

4.       The Shares will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of shares of stock of the Company contained in Section 5.7 of the Charter.

5.       The Company will issue the Shares in accordance with the resolutions of the Board and, prior to the issuance of any Shares, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock. As of the date hereof, the Company has available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock for the issuance of the Shares.

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law); and (iii) we render no opinion as to the effect of the laws of any state or jurisdiction other than the corporate law of the State of Maryland.

Innovative Industrial Properties, Inc. July 12, 2019 Page 3

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions, limitations and qualifications stated herein, and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares covered by the Additional Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus, and Prospectus Supplement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited solely to the Maryland General Corporation Law, as amended, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules, or regulations. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the use of this opinion as an exhibit to the Additional Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus and Prospectus Supplement constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of Shares subject to the Additional Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first above written, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Foley & Lardner LLP
Foley & Lardner LLP